EXHIBIT 31.2

CERTIFICATIONS

I, Eric Bello, certify that:

1.

I have reviewed this annual report on Form 10-K of Quipp, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/  ERIC BELLO

Eric Bello

Treasurer (principal financial officer)

Date:

May 23, 2007